040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20150058661-34
	Filing Date and Time 02/06/2015 1:50 PM
	Entity Number E0063092015-5

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CAPITAL HOLDINGS CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: REGISTERED AGENTS INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:*	Par value per share: $	Number of shares *without par value:*
100000	0.00010	0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) NICHOLAS GAFFNEY
Name

Street Address	City	State	Zip Code
23434 SERENE MEADOW DRIVE	BOCA RATON	FL	33487

2)
Name

Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

SECURITIES COMPLIANCE GROUP, LTD.
Name

X SECURITIES COMPLIANCE GROUP, LTD.
Incorporator Signature

Address	City	State	Zip Code
520 W. ROOSEVELT STE 201	WHEATON	IL	60187

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X REGISTERED AGENTS INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

2/6/2015
Date

This form must be accompanied by appropriate fees.

090103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20150152594-14
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/02/2015 9:50 AM
	Entity Number E0063092015-5

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Capital Holdings Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

The Corporation shall have the authority to issue Five Hundred Million (500,000,000) shares of stock, of which Four Hundred Ninety-Nine Million (499,000,000) shares shall be designated "Common Stock," $0.0001 par value per share, and One Million (1,000,000) shares shall be designated "Preferred Stock," $0.0001 par value per share.

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) [X] incorporators [ ] board of directors

4. Effective date and time of filing: (optional) Date: ________ Time: ________
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X [signature] X ____________

Authorized Signature Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20150418655-97
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/21/2015 8:16 AM
	Entity Number E0063092015-5

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Capital Holdings Corp
E0063092015-5

2. The articles have been amended as follows: (provide article numbers, if available)

The name of the corporation is iCHOW, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: 9/8/2015 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.